SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)


Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

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[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))

[ X ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                       HOLLYWOOD ENTERTAINMENT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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
                       HOLLYWOOD ENTERTAINMENT CORPORATION

                    Notice of Annual Meeting of Shareholders
                                  May 28, 1997

To the Shareholders of Hollywood Entertainment Corporation:

     The Annual Meeting of the Shareholders of Hollywood Entertainment Corporation, an Oregon corporation, will be held at 9:00 a.m., Pacific Time, on May 28, 1997, at the Sweetbriar Inn, 7125 SW Nyberg Road, Tualatin, Oregon for the following purposes:

     1. Electing directors to serve for the following year and until their successors are elected; and

     2. Voting on amendments to the Company's 1993 Stock Incentive Plan to increase the number of shares reserved for issuance under the Plan, to change per-employee limits on grants and to make certain technical adjustments to the Plan; and

     3. Transacting any other business that properly comes before the meeting.

     Only shareholders of record at the close of business on April 14, 1997 will be entitled to vote at the Annual Meeting. You are requested to date and sign the enclosed proxy and return it in the postage-prepaid envelope enclosed for that purpose. You may attend the meeting in person even if you send in your proxy; retention of the proxy is not necessary for admission to or identification at the meeting.

                                  By Order of the Board of Directors


                                  Donald J. Ekman
                                  Secretary

Wilsonville, Oregon
April 28, 1997

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. TO ENSURE YOUR REPRESENTATION AT THE MEETING, HOWEVER, PLEASE VOTE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE FOR THAT PURPOSE.

                       HOLLYWOOD ENTERTAINMENT CORPORATION

                          25600 SW Parkway Center Drive
                            Wilsonville, Oregon 97070
                                 (503) 570-1600

                                 PROXY STATEMENT
                         Annual Meeting of Shareholders


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Hollywood Entertainment Corporation, an Oregon Corporation (the "Company"), to be voted at the Annual Meeting of Shareholders to be held at the Sweetbriar Inn, 7125 SW Nyberg Road, Tualatin, Oregon on May 28, 1997 at 9:00 a.m. Pacific time, and any adjournment thereof.

     Only shareholders of record at the close of business on April 14, 1997 are entitled to notice of, and to vote at, the meeting. At the close of business on that date, the Company had 36,646,646 shares of Common Stock ("Common Stock") outstanding. Holders of Common Stock are entitled to one vote per share of Common Stock held. There are no cumulative voting rights.

     When a proxy card in the form accompanying this proxy statement is properly executed and returned, the shares represented will be voted at the meeting in accordance with the instructions specified in the proxy. If no instructions are specified, the shares will be voted FOR Proposal 1, Nomination and Election of Board of Directors, and FOR Proposal 2, Amendments to the 1993 Stock Incentive Plan, in the accompanying Notice of Annual Meeting of Shareholders, and these votes will be counted toward determining a quorum. Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. A shareholder may revoke a proxy by (i) written notice of revocation to the Secretary of the Company at the above address; (ii) a later-dated proxy received by the Company; or (iii) attending the meeting and voting in person. Attendance at the meeting will not by itself revoke a proxy.

     Shares of Common Stock represented in person or by proxy at the Annual Meeting (including abstentions and broker non-votes) will be tabulated by the inspector of election appointed for the meeting and will be counted in determining whether a quorum is present.

     The approximate date on which this proxy statement and the accompanying proxy card are being mailed to the Company's shareholders is April 28, 1997. Solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, fax or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid for these services. The Company has retained Morrow & Co., Inc. to aid in the solicitation of proxies; its fee for the solicitation of proxies is estimated to be $6,000, plus reimbursement of out-of-pocket costs and expenses. Costs of solicitation will be borne by the Company.

     PROPOSAL 1: NOMINATION AND ELECTION OF BOARD OF DIRECTORS

Nominees

     The nominees for election as directors are Mark J. Wattles, Donald J. Ekman, James N. Cutler, Jr. and Richard A. Galanti, each of whom is now a director. The directors elected at the 1997 Annual Meeting will serve until the Annual Meeting of Shareholders in 1998 and until their successors are elected and qualified.

     Unless authority to vote for a director or directors is withheld, the accompanying proxy, if properly executed and returned, will be voted for the election of the director nominees named below. If any nominee is unable or unwilling to serve as a director, proxies may be voted for substitute nominees. A plurality of the votes cast at the Annual Meeting is required to elect the directors. Proxies withholding authority to vote for a nominee will be treated as votes cast.

     The following table briefly describes the Company's nominees for directors.

           Name                     Age      Position
           ----                     ---      --------
Mark J. Wattles (1)(2)              36       Chairman of the Board, President
                                             and Chief Executive Officer

Donald J. Ekman                     44       Senior Vice President, General
                                             Counsel, Secretary, and Director

James N. Cutler, Jr. (1)(2)(3)      45       Director

Richard A. Galanti (1)(2)(3)        41       Director

--------------

(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.
(3) Member of the Stock Option Committee.

     Mark J. Wattles founded the Company in June 1988 and has served as Chairman of the Board, President and Chief Executive Officer since that time. In May 1986 Mr. Wattles founded Convenience Video Movies, Inc., a videocassette distributor that operated video rental centers in approximately 300 convenience stores throughout the country, and served as its Chief Executive Officer until November 1987. Mr. Wattles founded Downtown Video, a two-store video rental company, in 1985 and served as its general manager until 1986.

     Donald J. Ekman became a director of the Company in July 1993 and became Vice President and General Counsel in March 1994. Mr. Ekman was a partner in Ekman & Bowersox from January 1992 until March 1994, and from August 1990 until December 1991 he practiced law with Foster Pepper & Shefelman.

     James N. Cutler, Jr. became a director of the Company in July 1993. Since 1980 Mr. Cutler has been President and Chief Executive Officer of The Cutler Corporation, a holding company for various private businesses, and, since 1982, he has been a director of Arrow Transportation Company of Delaware, a trucking company. Mr. Cutler also serves as an officer or a director of a number of other private corporations.

     Richard A. Galanti became a director of the Company in April 1996. Mr. Galanti has been a director of Costco Companies, Inc. since January 1995 and Executive Vice President Finance and Chief Financial Officer of Costco Companies, Inc. since October 1993. From January 1985 to October 1993, Mr. Galanti was Senior Vice President, Chief Financial Officer and Treasurer of Costco Wholesale Corporation, which he joined in March 1984 as Vice President - Finance. From 1978 to February 1984, Mr. Galanti was an investment banker with Donaldson, Lufkin & Jenrette Securities Corporation. In March 1995 Mr. Galanti settled an action brought by the Securities and Exchange Commission ("SEC") alleging a five-year-old violation of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder that was unrelated to Mr. Galanti's positions with Costco Companies, Inc. or Costco Wholesale Corporation. Without admitting or denying the allegations of the SEC's complaint, Mr. Galanti agreed to pay $64,408 and entered into an order requiring him to comply with the relevant sections of the federal securities laws and rules.

Directors' Compensation, Meetings and Standing Committees

     Directors are elected at the Annual Meeting of Shareholders; vacancies resulting from an increase in the size of the Board may be filled by the Board of Directors or by the shareholders. Directors hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Directors who are not officers receive no compensation for serving on the Board of Directors other than stock options and reimbursement for reasonable expenses incurred in attending meetings. Under the Company's 1993 Stock Incentive Plan, each new non-employee director automatically receives an option for 15,000 shares of Common Stock with an exercise price equal to the market price of the Common Stock on the date of election as a director, and a non-employee director who continues in office will receive an additional option for 15,000 shares of Common Stock with an exercise price equal to the market price on the date of each annual meeting of shareholders. Assuming their reelection as directors, Mr. Cutler and Mr. Galanti will each receive an additional option under this plan.

     The Company maintains an Audit Committee, a Compensation Committee and a Stock Option Committee. The Company does not maintain a nominating committee. The Audit Committee oversees actions taken by the Company's independent auditors. The Compensation Committee reviews the compensation levels of the Company's executive officers and makes recommendations to the Board of Directors regarding compensation. In January 1996, the Stock Option Committee was created with authority to grant stock options and other awards under the Company's 1993 Stock Incentive Plan, authority previously exercised by the Compensation Committee.

     During 1996 the Board of Directors held three meetings, the Audit Committee held two meetings, the Compensation Committee held one meeting and the Stock Option Committee passed nine resolutions by unanimous consent in lieu of meetings. Each director attended 100% of the aggregate number of Board of Directors meetings and meetings of committees of which he was a member that were held during the period for which he was a director.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership as of December 31, 1996 of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director and named executive officer of the Company, and (iii) all executive officers and directors as a group. Except as otherwise noted, the persons listed below have sole investment and voting power with respect to the Common Stock owned by them.

                                                    Shares              Percentage
                                                 Beneficially            of Total
         Name                                        Owned                 Shares
-----------------------                          ------------           ---------
Mark J. Wattles (1)   ......................     11,144,600(2)             31%

Donald J. Ekman (1) ........................         54,000(2)               *

Max G. Fratto (1)...........................         63,000(2)               *
James O. George (1).........................         25,000(2)               *
James N. Cutler, Jr. (1)....................         52,850(2)               *
Richard A. Galanti (1)......................              0                  *
Bruce A. Walters (1)........................         22,000(2)               *

Firstar Corp................................      3,361,000(3)            9.3%
777 E. Wisconsin Ave.
Milwaukee, WI  53202

Massachusetts Financial
  Services Company..........................      4,617,100(3)           12.8%
500 Boylston Street
Boston, MA  02116

FMR Corp....................................      3,373,800(3)            9.4%
82 Devonshire St.
Boston, MA  02109

All directors and executive officers
 as a group (8 persons).....................     11,379,950(2)           31.6%

-------------------

* Less than 1%.

                                        5

(1)  Address of beneficial holder is 25600 SW Parkway Center Drive, Wilsonville,
     Oregon 97070.

(2) Includes the following shares that may by acquired within 60 days after December 31, 1996 pursuant to the exercise of options: Mr. Wattles, 20,000 shares; Mr. Ekman, 49,000 shares; Mr. Fratto, 62,000 shares; Mr. George,
     22,000 shares; Mr. Walters, 22,000 shares; Mr. Cutler, 36,000 shares; and all directors and officers as a group, 219,500 shares.

(3)  Based solely on information provided as of December 31, 1996 in a Schedule
     13G filed by the shareholder.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information as to the compensation paid or accrued in the last three years to each of the five most highly compensated executive officers for the year ended December 31, 1996.

                                                                                            Securities
                                                               Annual                       Underlying
Name and Principle Position                     Year           Salary            Bonus      Options(1)
---------------------------                     ----          --------          -------     ----------
Mark J. Wattles                                 1994          $207,427
  Chairman of the Board, President              1995          $200,939
  and Chief Executive Officer                   1996          $200,939                         20,000
Donald J. Ekman                                 1994          $102,905
  Senior Vice President, General                1995          $163,185                          4,000
  Counsel, Secretary and Director               1996          $163,185                          6,000
Max G. Fratto                                   1994          $ 81,216                         90,000
  Executive Vice President                      1995          $150,824                          6,000
  of Store Operations                           1996          $194,322                          8,000
James O. George (2)                             1995           $36,112
 Executive Vice President                       1996          $196,923                         94,000
 of Product and Marketing
Bruce A. Walters (2)(3)                         1995          $110,028                         90,000
  Executive Vice President                      1996          $193,076                          4,000
  of Store Development
---------------

(1)  Adjusted to reflect subsequent stock splits.

(2) Mr. George and Mr. Walters joined the Company in 1995. Annual salary figures for 1995 exclude paid relocation expenses of $57,133 for Mr. George and $58,467 for Mr. Walters.

(3)  Mr. Walters terminated his employment with the Company in January 1997.

Employment Agreements

     Pursuant to an employment agreement between the Company and Mr. Wattles dated as of February 1, 1994 and subject to termination by either party on 30 days notice, Mr. Wattles' annual compensation for 1997 will be at the rate of $200,000 per year. In addition to base compensation, pursuant to the agreement, Mr. Wattles is eligible for a bonus to be determined by the Board of Directors.


Stock Option Grants in Last Fiscal Year

     The following table provides information regarding all stock options granted in 1996 to the executive officers named in the Summary Compensation Table.

                                                                                                           Potential
                                                                                                      Realizable Value at
                                                 Percent of                                              Assumed Annual
                               Number of           Options                                            Rates of Stock Price
                                Shares           Granted to                                             Appreciation for
                              Underlying          Employees          Exercise                            Option Term(1)
                                Options           in Fiscal          Price per     Expiration       ------------------------
          Name                  Granted             Year               Share           Date             5%             10%
          ----                -----------       ------------       -------------  --------------    ------------------------
Mark J. Wattles                  20,000             0.9%              $11.80         7/15/05        $130,885        $304,928
Donald J. Ekman                   6,000             0.3%              $11.80         7/15/05         $39,266         $91,478
Max G. Fratto                     4,000             0.4%               $6.50         1/17/05         $14,335         $35,307
                                  4,000                               $11.80         7/15/05         $26,177         $60,986
James O. George                  90,000             4.5%               $6.50         1/17/05        $322,527        $794,399
                                  4,000                               $11.80         7/15/05         $26,177         $60,986
Bruce Walters(2)                  4,000             0.2%               $6.50         1/17/05         $14,335         $35,307
--------------------

(1) In accordance with rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

(2) Mr. Walters left the Company in January 1997. Mr. Walters' options, which had an initial expiration date in January 2005, will expire in June 1998.

Stock Option Exercises in 1996 and December 31, 1996 Option Values

     The following table indicates for all executive officers named in the Summary Compensation Table (i) stock options exercised during 1996, including the value realized on the date of exercise, (ii) the number of shares subject to exercisable (vested) and unexercisable (unvested) stock options as of December 31, 1996, and (iii) the value of "in-the-money" options, which represents the positive spread between the exercise price of existing stock options and the year-end price of the Common Stock.

                                                                 Number of
                                                              Shares Subject                   Value of
                                                              to Unexercised                  Unexercised
                        Number of                                 Options                    In-the-Money
                         Shares                             at Fiscal Year End            at Fiscal Year End
                        Acquired          Value                (Exercisable/                 (Exercisable/
                       on Exercise      Realized              Unexercisable)               Unexercisable) (1)
                       -----------      --------           ----------------------      --------------------------
Mark J. Wattles             0               0               20,000 (exercisable)         $132,600 (exercisable)
                                                                 0 (unexercisable)             $0 (unexercisable)
Donald J. Ekman             0               0               49,000 (exercisable)         $659,020 (exercisable)
                                                            36,000 (unexercisable)       $545,760 (unexercisable)
Max G. Fratto               0               0               62,000 (exercisable)         $677,160 (exercisable)
                                                            36,000 (unexercisable)       $401,760 (unexercisable)
James O. George             0               0                4,000 (exercisable)          $26,520 (exercisable)
                                                            90,000 (unexercisable)     $1,080,000 (unexercisable)
Bruce A. Walters            0               0               22,000 (exercisable)          $48,000 (exercisable)
                                                            10,000 (unexercisable)             $0 (unexercisable)

-------------------

(1)  Based on the last sale price of $18.50 on December 31, 1996.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mark J. Wattles, President and Chief Executive Officer of the Company, James N. Cutler, Jr. and Richard A. Galanti, were members of the Compensation Committee during 1996. No committee member participates in committee deliberations or recommendations relating to his own compensation.


                       BOARD COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

     The Compensation Committee reviews the compensation levels of the Company's executive officers, makes recommendations to the Board of Directors regarding compensation, and during 1996 had authority to grant options and other awards under the Company's 1993 Stock Incentive Plan.

Compensation Principles

     The Company is committed to providing a competitive compensation program to attract and retain the best people available. The compensation program is intended to:

-- Attract and retain key individuals critical to the long-term success of the Company.
-- Support a performance-oriented environment in which everyone is working together in pursuit of a common goal.
-- Promote ownership in the Company, encouraging long-term growth and profitability and the enhancement of shareholder value.

Compensation Elements

     The Company's executive compensation program consists of three elements: base salary, annual bonuses, and stock options.

     Base Salary. Although not based on any formal survey data, the Company sets base salaries for executive officers near what it perceives to be the middle range of compensation levels for comparable positions in comparable companies. Subjective judgements regarding the impact the individual has on the Company, the skills and experience required by the job and the performance of the individual are key factors in determining base salary levels.

     Bonuses. Annual cash bonuses have been paid in the past and may be paid in the future to reward executive officers for Company and individual performance during the year. No cash bonuses were paid for 1996. Instead, the Company granted stock options to employees to recognize performance in 1996.

     Stock Options. Stock Options are the principal performance-based element of the Company's executive compensation program. The Company believes stock options provide significant compensation based on Company performance as reflected in the stock price, create a valuable retention device through standard five-year vesting schedules, and help align the interests of officers and shareholders. Option grants have generally been based on option levels believed to provide appropriate incentive levels for each position in the Company, with the executive officers generally at a level of 90,000 to 150,000 shares.

     Deductibility of Compensation. Section 162 (m) of the Internal Revenue Code of 1986 limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. The levels of salary and bonus generally paid by the Company do not exceed this limit. Under IRS regulations, the $1,000,000 cap on deductibility does not apply to compensation received through the exercise of a nonqualified stock option that meets certain requirements. This option exercise compensation is equal to the excess of the market price at the time of exercise over the option price and, unless limited by Section 162 (m), is generally deductible by the Company. It is the Company's policy generally to grant options that meet the requirements of the IRS regulations.

     Chief Executive Officer Compensation. Mr. Wattles' base salary of $200,939 was unchanged from 1995. Based on informal market information and judgements, the Company believes that this salary is in the lower range of compensation for comparable positions in comparable companies.

                                       COMPENSATION COMMITTEE DURING 1996
                                            Mark J. Wattles, Chair
                                            James N. Cutler, Jr.
                                            Richard A. Galanti


                                PERFORMANCE GRAPH

         Set forth below is a line graph comparing the cumulative total stockholder return of the Company's Common Stock with the cumulative total return of the Standard and Poor's 500 Stock Index ("S&P 500"), and the Standard and Poor's Retail Stores Composite Index ("S&P Retail") for the period commencing on July 16, 1993 (the date of the Company's initial public offering) and ended on December 31, 1996. The graph assumes that $100 was invested in the Company's Common Stock (at the initial public offering price) and each index on July 16, 1993 and that all dividends were reinvested.

[Graphic line chart representing the following values:

                           7/16/93     12/31/93     12/31/94    12/31/95     12/31/96
                           -------     --------     --------    --------     --------
Hollywood Entertainment      100          257          648         359          793
  Corporation
S&P 500                      100          106          107         148          182
S&P Retail                   100          104           95         106          125]


             PROPOSAL 2: AMENDMENTS TO THE 1993 STOCK INCENTIVE PLAN

     The purpose of the 1993 Stock Incentive Plan (the "Plan") is to benefit the Company by offering certain present and future employees, officers and consultants of the Company an opportunity to become holders of Common Stock over a period of years, thereby giving them a stake in the growth and prosperity of the Company and encouraging them to continue their involvement with the Company. Since the implementation of the Plan, the Company has achieved significant growth in the number of stores, revenue and earnings. The Board of Directors believes the ability to attract key employees with the incentive of stock options has been an important factor in the Company's achievements. There were more than 400 participants in the Plan as of April 1, 1997, and options for substantially all of the 5,200,000 shares reserved for issuance under the Plan have been granted. The Company believes its growth plans will require that it double to triple the number of employees over the next five years. In order to continue to attract and retain key employees to support the planned growth, the Board of Directors, effective April 1, 1997, approved an amendment to the Plan, subject to shareholder approval, to reserve an additional 4,800,000 shares for the Plan.

     Additionally, the Board of Directors approved an amendment to the Plan changing the per-employee limits on grants of options and stock appreciation rights to 1,500,000 shares for new hires and 500,000 shares during any 30-month period thereafter. Prior to approval of Proposal 2, the per-employee limits are 1,500,000 shares for new hires and 300,000 shares in a 12-month period otherwise. This amendment reduces the number of option shares that can be granted to an employee over a 30-month period. Shareholder approval of per-employee limits is required every five years for continued compliance with regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). See "Tax Consequences." Other amendments approved by the Board of Directors and submitted to the shareholders for approval principally relate to the elimination of certain restrictions in the Plan that are no longer necessary or appropriate based on recent changes to the rules under Section 16 of the Securities Exchange Act of 1934.

     Certain provisions of the Plan are described below. The complete text of the Plan, marked to show the proposed amendments, is attached to this proxy statement as Appendix A.

Description of the Plan

     Eligibility. All employees, officers and directors of the Company and its subsidiaries are eligible to participate in the Plan. Also eligible are non-employee agents, consultants, advisors, persons involved in the sale or distribution of the Company's products and independent contractors of the Company or any subsidiary.

     Administration. The Plan is administered by the Board of Directors, which may promulgate rules and regulations for the operation of the Plan and generally supervises the administration of the Plan. The Board of Directors may delegate to a committee of the Board of Directors or specified officers of the Company, or both, authority to administer the Plan, except that only the Board of Directors may amend, modify or terminate the Plan. The Board of Directors has delegated to the Stock Option Committee of the Board (the "Committee") general authority for making option grants. The Committee determines individuals to whom option grants are made under the Plan and the price and terms of any such grants. The Board of Directors has also delegated to the Chief Executive Officer of the Company authority to grant options to employees and establish the terms of such options, provided that no such option shall be for more than 40,000 shares and all such options shall have an exercise price no less than fair market value of the Common Stock on the grant date.

     Term of Plan. The Plan will continue until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time.

     Stock Options. The Board of Directors or appropriate committee or officer determines the persons to whom options are granted, the option price, the number of shares to be covered by each option, the period of each option, the times at which options may be exercised and whether the option is an incentive stock option ("ISO") or a nonqualified stock option ("NSO"). If the option is an ISO, the option price cannot be less than the fair market value of the Common Stock on the date of grant. If an optionee with respect to an ISO at the time of grant owns stock possessing more than 10 percent of the combined voting power of the Company, the option price may not be less than 110 percent of the fair market value of the Common Stock on the date of grant. No employee may be granted options or stock appreciation rights under the Plan for more than an aggregate of 1,500,000 shares in connection with the hiring of the employee or 300,000 shares in any calendar year otherwise. If Proposal 2 is approved, the per-employee limit other than in connection with hiring will be changed to 500,000 shares in any 30-month period. In addition, the Plan limits the amount of ISOs that may become exercisable under the Plan in any year to $100,000 per optionee (based on the fair market value of the stock on the date of grant). No monetary consideration is paid to the Company upon the granting of options. (The Board of Directors of the Company also has the authority and ability to grant nonqualified stock options outside of the limits of the Plan to employees who are not officers or directors.)

     Options granted under the Plan generally continue in effect for the period fixed by the Board of Directors or appropriate committee or officer, except that ISOs are not exercisable after the expiration of 10 years from the date of grant. Options are exercisable in accordance with the terms of an option agreement entered into at the time of grant and are nontransferable except on death of a holder. Options may be exercised only while an optionee is employed by the Company or a subsidiary or within 12 months following termination of employment by reason of death or disability or 30 days following termination for any other reason. The Plan provides that the Board of Directors or appropriate committee or officer may extend the exercise period for any period up to the expiration date of the option and may increase the number of shares for which the option may be exercised up to the total number underlying the option. The purchase price for each share purchased pursuant to exercise of options must be paid in cash, including cash that may be the proceeds of a loan from the Company, in shares of Common Stock valued at fair market value, in restricted stock, in performance units or other contingent awards denominated in either stock or cash, in deferred compensation credits or in other forms of consideration, as determined by the Board of Directors or appropriate committee or officer.

Upon the exercise of an option, the number of shares subject to the option and the number of shares available under the Plan for future option grants are reduced by the number of shares with respect to which the option is exercised.

     Stock Option Grants to Non-Employee Directors. Under the Plan, each person who becomes a non-employee director is automatically granted an option to purchase 15,000 shares with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. These options have a ten-year term and become exercisable for 100 percent of the shares one year after the grant date. The Plan also provides for an annual additional grant of an option to purchase 15,000 shares to each incumbent non-employee director who continues in office after each annual meeting. The annual additional grants have an exercise price equal to the fair market value of the Company's Common Stock on the date of the annual meeting, have a ten-year term, and become exercisable for 100 percent of the shares one year after the date of grant.

     Stock Appreciation Rights. Stock appreciation rights ("SARs") may be granted under the Plan. SARs may, but need not, be granted in connection with an option grant or an outstanding option previously granted under the Plan. A SAR gives the holder the right to payment from the Company of an amount equal in value to the excess of the fair market value on the date of exercise of a share of Common Stock over its fair market value on the date of grant, or if granted in connection with an option, the option price per share under the option to which the SAR relates. The Company has never granted SARs under the Plan.

     A SAR is exercisable only at the time or times established by the Board of Directors. If a SAR is granted in connection with an option, it is exercisable only to the extent and on the same conditions that the related option is exercisable. No SAR granted to an officer or director can be exercised during the first six months after the date of grant. Payment by the Company upon exercise of a SAR may be made in Common Stock valued at its fair market value, in cash, or partly in stock and partly in cash, as determined by the Board of Directors. The Board of Directors may withdraw any SAR granted under the Plan at any time and may impose any condition upon the exercise of a SAR or adopt rules and regulations from time to time affecting the rights of holders of SARs.

     The existence of SARs, as well as certain bonus rights described below, would require charges to income over the life of the right based upon the amount of appreciation, if any, in the market value of the common stock of the Company over the exercise price of shares subject to exercisable SARs or bonus rights.

     Stock Bonus Awards. The Board of Directors may award Common Stock as a stock bonus under the Plan. The Board of Directors may determine the persons to receive awards, the number of shares to be awarded and the time of the award. Stock received as a stock bonus is subject to the terms, conditions and restrictions determined by the Board of Directors at the time the stock is awarded. The Company has never granted stock bonus awards under the Plan.

     Restricted Stock. The Plan provides that the Company may issue restricted stock in such amounts, for such consideration, subject to such restrictions and on such terms as the Board of Directors may determine. The Company has never issued restricted stock under the Plan.

     Cash Bonus Rights. The Board of Directors may grant cash bonus rights under the Plan in connection with (i) options granted or previously granted, (ii) SARs granted or previously granted, (iii) stock bonuses awarded or previously awarded and (iv) shares sold or previously sold under the Plan. Bonus rights may be used to provide cash to employees for the payment of taxes in connection with awards under the Plan. The Company has never granted bonus rights under the Plan.

     Performance Units. The Board of Directors may grant performance units consisting of monetary units that may be earned in whole or in part if the Company achieves goals established by the Board of Directors over a designated period of time, but in any event not more than 10 years. Payment of an award earned may be in cash or stock or both and may be made when earned, or vested and deferred, as the Board of Directors determines. No performance units have ever been granted under the Plan.

     Foreign Qualified Grants. Awards under the Plan may be granted to eligible persons residing in foreign jurisdictions. The Board of Directors may adopt supplements to the Plan necessary to comply with the applicable laws of foreign jurisdictions and to afford participants favorable treatment under those laws, but no award may be granted under any supplement with terms that are more beneficial to the participants than the terms permitted by the Plan. The Company has never made foreign qualified grants under the Plan.

     Changes in Capital Structure. The Plan provides that if the outstanding Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, stock split or certain other transactions, appropriate adjustment will be made by the Board of Directors in the number and kind of shares available for awards under the Plan. In the event of a merger, consolidation or plan of exchange to which the Company is a party or a sale of all or substantially all of the Company's assets (each a "Transaction"), the Board of Directors will, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options under the Plan: (i) outstanding options will remain in effect in accordance with their terms; (ii) outstanding options shall be converted into options to purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction; or (iii) the Board of Directors will provide a 30-day period prior to the consummation of the Transaction during which outstanding options shall be exercisable to the extent exercisable and upon the expiration of such 30-day period, all unexercised options shall immediately terminate. The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during such 30-day period. In the event of the dissolution of the Company, options shall be treated in accordance with clause (iii) above.

Tax Consequences

     Certain options authorized to be granted under the Plan are intended to qualify as ISOs for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or upon a proper exercise of the ISO. If an employee exercises an ISO and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, any gain realized on subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an ISO. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realized ordinary income.

     Certain options authorized to be granted under the Plan will be treated as NSOs for federal income tax purposes. Under federal income tax law currently in effect, no income is realized by the grantee of an NSO until the option is exercised. At the time of exercise of an NSO, the optionee will realize ordinary compensation income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company is required to withhold on the income amount. Upon the sale of shares acquired upon exercise of an NSO, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

     An employee who receives stock in connection with the performance of services will generally realize taxable income at the time of receipt unless the shares are substantially nonvested for purposes of section 83 of the Internal Revenue Code of 1986, as amended, and no section 83(b) election is made. If the shares are not vested at the time of receipt, the employee will realize taxable income in each year in which a portion of the shares substantially vest, unless the employee elects under section 83(b) within 30 days after the original transfer. The Company will generally be entitled to a tax deduction in the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares. The Company is required to withhold on the income amount. A participant who receives a cash bonus right under the Plan will generally recognize income equal to the amount of the cash bonus paid at the time of receipt, and the Company will generally be entitled to a deduction equal to the income recognized by the participant.

     Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. Under IRS regulations, compensation received through the exercise of an option or a SAR is not subject to the $1,000,000 limit if the option or SAR and the Plan meet certain requirements. One requirement is shareholder approval at least once every five years of per-employee limits on the number of shares as to which options and SARs may be granted. Approval of Proposal 2 will constitute approval of the per-employee limits under the Plan. Other requirements are that the option or SAR be granted by a committee of at least two outside directors and that the exercise price of the option or SAR be not less than fair market value of the Common Stock on the date of grant. Accordingly, the Company believes, if this proposal is approved by shareholders, compensation received on exercise of options and SARs granted under the Plan in compliance with all of the above requirements will continue to be exempt from the $1,000,000 deduction limit.

Recommendation by the Board of Directors

     The Board of Directors recommends that the proposed amendment to the Plan be approved. The affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote on the matter is required to approve this Proposal 2. Abstentions have the same effect as "no" votes in determining whether the amendment is approved. Broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the results of the vote on Proposal 2. The proxies will be voted for or against the proposal or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the amendment to the Plan.

                             INDEPENDENT ACCOUNTANTS

     On December 13, 1995, the Company dismissed its prior certifying accountants, Cooper & Lybrand L.L.P. ("C&L") and retained its new certifying accountants, Price Waterhouse LLP, to audit the Company's financial statements for 1995 and 1996. Representatives of Price Waterhouse LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. They do not expect to make any statement but will have the opportunity to make a statement if they wish.

     The reports of C&L on the financial statements of the Company for 1994 and 1993 contained no adverse opinion or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. The decision to change accountants was approved by the Audit Committee and ratified by the entire board of directors. During 1993, 1994, and the portion of 1995 up to December 13, 1995, there were no disagreements with C&L on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of C&L would have caused them to make reference thereto in their report on the financial statements for such years. The Company does not believe there were any reportable events (as such term is defined in Item 304 (a)(1)(v) of Regulation S-K) during 1993, 1994, and the portion of 1995 up to December 13, 1995. In a letter dated January 4, 1996 filed as Exhibit 16 to the Company's Current Report on Form 8-K/A dated December 13, 1995 C&L indicated to the Company that it believes there were two "reportable events" during the relevant period. The first related to the nonallocation by the Company of any of the costs of certain acquisitions in 1995 to new release videocassette inventory. The second related to whether the capitalization by the Company of certain internal initial direct costs incurred in connection with the origination of store operating leases was in accordance with the applicable standards of SFAS No. 91.

     During the preparation of its 1995 financial statements, the Company reconfirmed its analysis that neither of the issues raised by C&L were material. Nevertheless, appropriate year-end adjustments were recorded to allocate a portion of the cost of recent acquisitions to new release videocassette inventory and to expense a portion of the costs relating to employees originating store operating leases.

     During 1993, 1994, and the portion of 1995 up to December 13, 1995 (when the Company retained Price Waterhouse LLP), the Company did not consult Price Waterhouse LLP regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the Company's financial statements, or any matter discussed in C&L's letter as described above.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and beneficial owners of more than ten percent of the Common Stock are required by SEC regulation to furnish the Company with copies of all Section

16(a) forms they file. Based solely on a review of the copies of such forms received by the Company and on written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that, except as previously reported, all Section 16(a) filing requirements applicable to its executive officers and directors have been complied with, except that each of James O. George, Donald J. Ekman, Max G. Fratto, Bruce Walters and Mark J. Wattles filed Statements of Changes in Beneficial Ownership of Securities late.


                                  OTHER MATTERS

     The Board knows of no other matters to be brought before the Annual Meeting. If any other business properly comes before the meeting, however, the persons named in the accompanying proxy will vote or refrain from voting thereon in accordance with their judgement pursuant to the discretionary authority given them in the proxy.


                  SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Shareholder proposals submitted for inclusion in the 1998 proxy materials and consideration at the 1998 Annual Meeting of Shareholders must be received by the Corporation by December 27, 1997. Any such proposal should comply with the rules promulgated by the Securities and Exchange Commission governing shareholder proposals submitted for inclusion in proxy materials.



                                       Donald J. Ekman
                                       Secretary

Wilsonville, Oregon
April 28, 1997

                                   APPENDIX A
                       HOLLYWOOD ENTERTAINMENT CORPORATION
                           1993 STOCK INCENTIVE PLAN*

     1. Purpose. The purpose of this Stock Incentive Plan (the "Plan") is to enable Hollywood Entertainment Corporation (the "Company") to attract and retain the services of (1) selected employees, officers and directors of the Company or of any subsidiary of the Company and (2) selected nonemployee agents, consultants, advisors, persons involved in the sale or distribution of the Company's products and independent contractors of the Company or any subsidiary.

     2. Shares Subject to the Plan. Subject to adjustment as provided below and in paragraph 13, the shares to be offered under the Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be issued under the Plan shall not exceed [5,200,000] 10,000,000 shares. The shares
                                                   ==========
issued under the Plan may be authorized and unissued shares or reacquired shares. If an option, stock appreciation right or performance unit granted under the Plan expires, terminates or is cancelled, the unissued shares subject to such option, stock appreciation right or performance unit shall again be available under the Plan. If shares sold or awarded as a bonus under the Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.

     3. Effective Date and Duration of Plan.

          (a) Effective Date. The Plan shall become effective as of May 1, 1993. No option, stock appreciation right or performance unit granted under the Plan [to an officer who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (an "Officer") or a director] shall become exercisable, however, until the Plan is approved by the affirmative vote of the holders of a majority of the shares of Common Stock represented at a shareholders meeting at which a quorum is present and any such awards under the Plan prior to such approval shall be conditioned on and subject to such approval. Subject to this limitation, options, stock appreciation rights and performance units may be granted and shares may be awarded as bonuses or sold under the Plan at any time after the effective date and before termination of the Plan.

--------------

*NOTE: Double-underlined matter is new; matter in [brackets and italics] is to
       ========================
be deleted.

          (b) Duration. The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options, performance units and shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding options, any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

     4. Administration.

          (a) Board of Directors. The Plan shall be administered by the Board of Directors of the Company, which shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

          (b) Committee. The Board of Directors may delegate to a committee of the Board of Directors or specified officers of the Company, or both (the "Committee") any or all authority for administration of the Plan. If authority is delegated to a Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee except (i) as otherwise provided by the Board of Directors, and (ii) that only the Board of Directors may amend or terminate the Plan as provided in paragraphs 3 and 16. [If awards are to be made under the Plan to Officers or directors, authority for selection of Officers and directors for participation and decisions concerning the timing, pricing and amount of a grant or award, if not determined under a formula meeting the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, shall be delegated to a committee consisting of two or more disinterested directors.]

     5. Types of Awards; Eligibility. The Board of Directors may, from time to time, take the following action, separately or in combination, under the Plan:
(i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as provided in paragraphs 6(a) and 6(b); (ii) grant options other than Incentive Stock Options ("Non-Statutory Stock Options") as provided in paragraphs 6(a) and 6(c); (iii) award stock bonuses as provided in paragraph 7; (iv) sell shares subject to restrictions as provided in paragraph 8; (v) grant stock appreciation rights as provided in paragraph 9;
(vi) grant cash bonus rights as provided in paragraph 10; (vii) grant performance units as provided in paragraph 11 and (viii) grant foreign qualified awards as provided in paragraph 12. Any such awards may be made to employees, including employees who are officers or directors, and to other individuals described in paragraph 1 who the Board of Directors believes have made or will make an important contribution to the Company or any subsidiary of the Company; provided, however, that only employees of the Company shall be eligible to receive Incentive Stock Options under the Plan. The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made. At the discretion of the Board of Directors, an individual may be given an election to surrender an award in exchange for the grant of a new award. No employee may be granted options or stock appreciation rights under the Plan for more than an aggregate of 1,500,000 shares of Common Stock in connection with the hiring of the employee or 500,000 [300,000] shares of Common Stock in any [calendar year
                =======
otherwise] 30-month period thereafter.
           ==========================

     6. Option Grants.

          (a) General Rules Relating to Options.

               (i) Terms of Grant. The Board of Directors may grant options under the Plan. With respect to each option grant, the Board of Directors shall determine the number of shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option. At the time of the grant of an option or at any time thereafter, the Board of Directors may provide that an optionee who exercised an option with Common Stock of the Company shall automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

               (ii) Exercise of Options. Except as provided in paragraph 6(a)(iv) or as determined by the Board of Directors, no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by or in the service of the Company or any subsidiary of the Company and shall have been so employed or provided such service continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Board of Directors shall not, however, be deemed an interruption of employment or service for this purpose. Unless otherwise determined by the Board of Directors, vesting of options shall not continue during an absence on leave (including an extended illness) or on account of disability. Except as provided in paragraphs 6(a)(iv) and 13, options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Board of Directors, provided that options shall not be exercised for fractional shares. Unless otherwise determined by the Board of Directors, if the optionee does not exercise an option in any one year with respect to the full number of shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option. [Unless otherwise determined by the Board of Directors, if an Officer exercises an option within six months of the grant of the option, the shares acquired upon exercise of the option may not be sold until six months after the date of grant of the option.]

               (iii) Nontransferability. Each Incentive Stock Option and, unless otherwise determined by the Board of Directors [with respect to an option granted to a person who is neither an Officer nor a director of the Company], each other option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death or, for options other than Incentive Stock Options, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act.

               (iv) Termination of Employment or Service.

                    (A) General Rule. Unless otherwise determined by the Board of Directors, in the event the employment or service of the optionee with the Company or a subsidiary terminates for any reason other than because of physical disability or death as provided in subparagraphs 6(a)(iv)(B) and (C), the option may be exercised at any time prior to the expiration date of the option or the expiration of 30 days after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

                    (B) Termination Because of Total Disability. Unless otherwise determined by the Board of Directors, in the event of the termination of employment or service because of total disability, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination. The term "total disability" means a mental or physical impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties as an employee, director, officer or consultant of the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Company.

                    (C) Termination Because of Death. Unless otherwise determined by the Board of Directors, in the event of the death of an optionee while employed by or providing service to the Company or a subsidiary, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of death and only by the person or persons to whom such optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

                    (D) Amendment of Exercise Period Applicable to Termination. The Board of Directors, at the time of grant or at any time thereafter, may extend the 30- day and 12-month exercise periods any length of time not longer than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Board of Directors may determine.

                    (E) Failure to Exercise Option. To the extent that the option of any deceased optionee or of any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to such option shall cease and terminate.

               (v) Purchase of Shares. Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, and if required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionee's present intention to acquire the shares for investment and not with a view to distribution. Unless the Board of Directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option, the optionee must have paid the Company the full purchase price of such shares in cash (including, with the consent of the Board of Directors, cash that may be the proceeds of a loan from the Company) or, with the consent of the Board of Directors, in whole or in part, in Common Stock of the Company valued at fair market value, restricted stock, performance units or other contingent awards denominated in either stock or cash, promissory notes and other forms of consideration. The fair market value of Common Stock provided in payment of the purchase price shall be determined by the Board of Directors. If the Common Stock of the Company is not publicly traded on the date the option is exercised, the Board of Directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the Company. If the Common Stock of the Company is publicly traded on the date the option is exercised, the fair market value of Common Stock provided in payment of the purchase price shall be the closing price of the Common Stock as reported in The Wall Street Journal on the trading day preceding the date the option is exercised, or such other reported value of the Common Stock as shall be specified by the Board of Directors. No shares shall be issued until full payment for the shares has been made. With the consent of the Board of Directors, an optionee may request the Company to apply automatically the shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option. Each optionee who has exercised an option shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the optionee, including salary, subject to applicable law. With the consent of the Board of Directors an optionee may satisfy this obligation, in whole or in part, by having the Company withhold from the shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering to the Company Common Stock to satisfy the withholding amount. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option.

          (b) Incentive Stock Options. Incentive Stock Options shall be subject to the following additional terms and conditions:

               (i) Limitation on Amount of Grants. No employee may be granted Incentive Stock Options under the Plan if the aggregate fair market value, on the date of grant, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year under the Plan and under any other incentive stock option plan (within the meaning of Section 422 of the Code) of the Company or any parent or subsidiary of the Company exceeds $100,000.

               (ii) Limitations on Grants to 10 Percent Shareholders. An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company only if the option price is at least 110 percent of the fair market value of the Common Stock subject to the option on the date it is granted, as described in paragraph 6(b)(iv), and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

               (iii) Duration of Options. Subject to paragraphs 6(a)(ii) and 6(b)(ii), Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

               (iv) Option Price. The option price per share shall be determined by the Board of Directors at the time of grant. Except as provided in paragraph 6(b)(ii), the option price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be determined by the Board of Directors. If the Common Stock of the Company is not publicly traded on the date the option is granted, the Board of Directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the Company. If the Common Stock of the Company is publicly traded on the date the option is exercised, the fair market value shall be deemed to be the closing price of the Common Stock as reported in The Wall Street Journal on the day preceding the date the option is granted, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other value of the Common Stock as shall be specified by the Board of Directors.

               (v) Limitation on Time of Grant. No Incentive Stock Option shall be granted on or after the tenth anniversary of the last action by the Board of Directors approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the shareholders. [effective date of the Plan].

               (vi) Conversion of Incentive Stock Options. The Board of Directors may at any time without the consent of the optionee convert an Incentive Stock Option to a Non-Statutory Stock Option.

          (c) Non-Statutory Stock Options. Non-Statutory Stock Options shall be subject to the following terms and conditions in addition to those set forth in
Section 6(a) above:

               (i) Option Price. The option price for Non-Statutory Stock Options shall be determined by the Board of Directors at the time of grant and may be any amount determined by the Board of Directors.

               (ii) Duration of Options. Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors.

     7. Stock Bonuses. The Board of Directors may award shares under the Plan as stock bonuses. Shares awarded as a bonus shall be subject to the terms, conditions, and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded, together with such other restrictions as may be determined by the Board of Directors. [If shares are subject to forfeiture, all dividends or other distributions paid by the Company with respect to the shares shall be retained by the Company until the shares are no longer subject to forfeiture, at which time all accumulated amounts shall be paid to the recipient.] The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares awarded shall bear any legends required by the Board of Directors. [Unless otherwise determined by the Board of Directors, shares awarded as a stock bonus to an Officer may not be sold until six months after the date of the award.] The Company may require any recipient of a stock bonus to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the recipient, including salary or fees for services, subject to applicable law. With the consent of the Board of Directors, a recipient may deliver Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of a stock bonus, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

     8. Restricted Stock. The Board of Directors may issue shares under the Plan for such consideration (including promissory notes and services) as determined by the Board of Directors. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with such other restrictions as may be determined by the Board of Directors. [If shares are subject to forfeiture or repurchase by the Company, all dividends or other distributions paid by the Company with respect to the shares shall be retained by the Company until the shares are no longer subject to forfeiture or repurchase, at which time all accumulated amounts shall be paid to the recipient.] All Common Stock issued pursuant to this paragraph 8 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective recipient of the shares prior to the delivery of certificates representing such shares to the recipient. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares shall bear any legends required by the Board of Directors. [Unless otherwise determined by the Board of Directors, shares issued under this paragraph 8 to an Officer may not be sold until six months after the shares are issued.] The Company may require any purchaser of restricted stock to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the purchaser, including salary, subject to applicable law. With the consent of the Board of Directors, a purchaser may deliver Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

     9. Stock Appreciation Rights.

          (a) Grant. Stock appreciation rights may be granted under the Plan by the Board of Directors, subject to such rules, terms, and conditions as the Board of Directors prescribes.

          (b) Exercise.

               (i) Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one share of Common Stock of the Company over its fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the excess of the fair market value of one share of Common Stock of the Company over the option price per share under the option to which the stock appreciation right relates), multiplied by the number of shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered. [No stock appreciation right shall be exercisable at a time that the amount determined under this subparagraph is negative.] Payment by the Company upon exercise of a stock appreciation right may be made in Common Stock valued at fair market value, in cash, or partly in Common Stock and partly in cash, all as determined by the Board of Directors.

               (ii) A stock appreciation right shall be exercisable only at the time or times established by the Board of Directors. If a stock appreciation right is granted in connection with an option, the following rules shall apply: (1) the stock appreciation right shall be exercisable only to the extent and on the same conditions that the related option could be exercised; (2) upon exercise of the stock appreciation right, the option or portion thereof to which the stock appreciation right relates terminates; and (3) upon exercise of the option, the related stock appreciation right or portion thereof terminates. [Unless otherwise determined by the Board of Directors, no stock appreciation right granted to an Officer or director may be exercised during the first six months following the date it is granted.]

               (iii) The Board of Directors may withdraw any stock appreciation right granted under the Plan at any time and may impose any conditions upon the exercise of a stock appreciation right or adopt rules and regulations from time to time affecting the rights of holders of stock appreciation rights. Such rules and regulations may govern the right to exercise stock appreciation rights granted prior to adoption or amendment of such rules and regulations as well as stock appreciation rights granted thereafter.

               (iv) For purposes of this paragraph 9, the fair market value of the Common Stock shall be determined as of the date the stock appreciation right is exercised, under the methods set forth in paragraph 6(b)(iv).

               (v) No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Board of Directors shall determine, the number of shares may be rounded downward to the next whole share.

               (vi) Each stock appreciation right granted in connection with an Incentive Stock Option, and unless otherwise determined by the Board of Directors [with respect to a stock appreciation right granted to a person who is neither an Officer nor a director of the Company], each other stock appreciation right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death, and each stock appreciation right by its terms shall be exercisable during the holder's lifetime only by the holder; provided, however, that a stock appreciation right not granted in connection with an Incentive Stock Option shall also be transferrable pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act.

               (vii) Each participant who has exercised a stock appreciation right shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant including salary, subject to applicable law. With the consent of the Board of Directors a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the Company to satisfy the withholding amount.

               (viii) Upon the exercise of a stock appreciation right for shares, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued. Cash payments of stock appreciation rights shall not reduce the number of shares of Common Stock reserved for issuance under the Plan.

     10. Cash Bonus Rights.

          (a) Grant. The Board of Directors may grant cash bonus rights under the Plan in connection with (i) options granted or previously granted, (ii) stock appreciation rights granted or previously granted, (iii) stock bonuses awarded or previously awarded and (iv) shares sold or previously sold under the Plan. Cash bonus rights will be subject to rules, terms and conditions as the Board of Directors may prescribe. Unless otherwise determined by the Board of Directors [with respect to a cash bonus right granted to a person who is neither an Officer nor a director of the Company], each cash bonus right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act. The payment of a cash bonus shall not reduce the number of shares of Common Stock reserved for issuance under the Plan.

          (b) Cash Bonus Rights in Connection With Options. A cash bonus right granted in connection with an option will entitle an optionee to a cash bonus when the related option is exercised (or terminates in connection with the exercise of a stock appreciation right related to the option) in whole or in part. If an optionee purchases shares upon exercise of an option and does not exercise a related stock appreciation right, the amount of the bonus shall be determined by multiplying the excess of the total fair market value of the shares to be acquired upon the exercise over the total option price for the shares by the applicable bonus percentage. If the optionee exercises a related stock appreciation right in connection with the termination of an option, the amount of the bonus shall be determined by multiplying the total fair market value of the shares and cash received pursuant to the exercise of the stock appreciation right by the applicable bonus percentage. The bonus percentage applicable to a bonus right shall be determined from time to time by the Board of Directors but shall in no event exceed 75 percent.

          (c) Cash Bonus Rights in Connection With Stock Bonus. A cash bonus right granted in connection with a stock bonus will entitle the recipient to a cash bonus payable when the stock bonus is awarded or restrictions, if any, to which the stock is subject lapse. If bonus stock awarded is subject to restrictions and is repurchased by the Company or forfeited by the holder, the cash bonus right granted in connection with the stock bonus shall terminate and may not be exercised. The amount and timing of payment of a cash bonus shall be determined by the Board of Directors.

          (d) Cash Bonus Rights in Connection With Stock Purchases. A cash bonus right granted in connection with the purchase of stock pursuant to paragraph 8 will entitle the recipient to a cash bonus when the shares are purchased or restrictions, if any, to which the stock is subject lapse. Any cash bonus right granted in connection with shares purchased pursuant to paragraph 8 shall terminate and may not be exercised in the event the shares are repurchased by the Company or forfeited by the holder pursuant to applicable restrictions. The amount of any cash bonus to be awarded and timing of payment of a cash bonus shall be determined by the Board of Directors.

          (e) Taxes. The Company shall withhold from any cash bonus paid pursuant to paragraph 10 the amount necessary to satisfy any applicable federal, state and local withholding requirements.

     11. Performance Units. The Board of Directors may grant performance units consisting of monetary units which may be earned in whole or in part if the Company achieves certain goals established by the Board of Directors over a designated period of time, but not in any event more than 10 years. The goals established by the Board of Directors may include earnings per share, return on shareholders' equity, return on invested capital, and such other goals as may be established by the Board of Directors. In the event that the minimum performance goal established by the Board of Directors is not achieved at the conclusion of a period, no payment shall be made to the participants. In the event the maximum corporate goal is achieved, 100 percent of the monetary value of the performance units shall be paid to or vested in the participants. Partial achievement of the maximum goal may result in a payment or vesting corresponding to the degree of achievement as determined by the Board of Directors. Payment of an award earned may be in cash or in Common Stock or in a combination of both, and may be made when earned, or vested and deferred, as the Board of Directors determines. Deferred awards shall earn interest on the terms and at a rate determined by the Board of Directors. Unless otherwise determined by the Board of Directors [with respect to a performance unit granted to a person who is neither an Officer nor a director of the Company], each performance unit granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act. Each participant who has been awarded a performance unit shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary or fees for services, subject to applicable law. With the consent of the Board of Directors a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the Company to satisfy the withholding amount. The payment of a performance unit in cash shall not reduce the number of shares of Common Stock reserved for issuance under the Plan. The number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon payment of an award.

     12. Foreign Qualified Grants. Awards under the Plan may be granted to such officers and employees of the Company and its subsidiaries and such other persons described in paragraph 1 residing in foreign jurisdictions as the Board of Directors may determine from time to time. The Board of Directors may adopt such supplements to the Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws; provided, however, that no award shall be granted under any such supplement with terms which are more beneficial to the participants than the terms permitted by the Plan.

     13. Changes in Capital Structure.

          (a) Stock Splits; Stock Dividends. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares or dividend payable in shares, recapitalization or reclassification appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for grants under the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that the optionee's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

          (b) Mergers, Reorganizations, Etc. In the event of a merger, consolidation or plan of exchange to which the Company is a party or a sale of all or substantially all of the Company's assets (each, a "Transaction"), the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options under the Plan:

               (i) Outstanding options shall remain in effect in accordance with their terms.

               (ii) Outstanding options shall be converted into options to purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction. The amount, type of securities subject thereto and exercise price of the converted options shall be determined by the Board of Directors of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation to be issued to holders of shares of the Company. Unless otherwise determined by the Board of Directors, the converted options shall be vested only to the extent that the vesting requirements relating to options granted hereunder have been satisfied.

               (iii) The Board of Directors provides a 30-day period prior to the consummation of the Transaction during which outstanding options shall be exercisable to the extent vested without regard to whether an Exercisability Event has occurred and upon the expiration of such 30-day period, all unexercised options shall immediately terminate. The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during such 30-day period.

          (c) Dissolution of the Company. In the event of the dissolution of the Company, options shall be treated in accordance with paragraph 13(b)(iii).

     14. Corporate Mergers, Acquisitions, etc. The Board of Directors may also grant options, stock appreciation rights, performance units, stock bonuses and cash bonuses and issue restricted stock under the Plan having terms, conditions and provisions that vary from those specified in this Plan provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, stock bonuses, cash bonuses, restricted stock and performance units granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party.

     15. Amendment of Plan. The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in paragraphs 6(a)(iv), 9 and 13, however, no change in an award already granted shall be made without the written consent of the holder of such award.

     16. Approvals. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

     17. Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to decrease such employee's compensation or benefits, or (ii) confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company.

     18. Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Common Stock until the date of issue to the recipient of a stock certificate for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

     19. Option Grants to Non-Employee Directors.

          (a) Initial Board Grants. Each person who becomes a Non-Employee Director on or after June 23, 1994 shall be automatically granted an option to purchase 15,000 shares of Common Stock on the date he or she becomes a Non-Employee Director. A "Non-Employee Director" is a director who is not an employee of the Company or any of its subsidiaries and has not been an employee of the Company or any of its subsidiaries within one year of any date as of which a determination of eligibility is made.

          (b) Additional Board Grants. Beginning with the 1996 Annual Meeting, each Non-Employee Director shall be automatically granted an option to purchase additional shares of Common Stock on the date of each annual meeting of the Company's shareholders subsequent to the date on which such Non-Employee Director became a director, provided that the Non-Employee Director is reelected to serve in such capacity at such annual meeting. The number of shares subject to each additional grant shall be 15,000 shares.

          (c) Exercise Price. The exercise price of the options granted pursuant to this paragraph 19 shall be equal to 100 percent of the fair market value of the Common Stock determined pursuant to paragraph 6(b)(iv).

          (d) Term of Option. The term of each option granted pursuant to this paragraph 19 shall be 10 years from the date of grant.

          (e) Exercisability. Until an option expires or is terminated and except as provided in paragraphs 19(f) and 13, an option granted under this paragraph 19 shall be exercisable according to the following schedule:

              Period of Non-Employee
           Directors' Continuous Service
               as a Director of the
               Company from the Date      Portion of Total Option
               the Option is Granted        Which is Exercisable
               ---------------------        --------------------
                Less than 12 months                  0%

                  After 12 months                  100%

          (f) Termination As a Director. If an optionee ceases to be a director of the Company for any reason, including death, the option may be exercised at any time prior to the expiration date of the option or the expiration of 30 days (or 12 months in the event of death) after the last day the optionee served as a director, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option as of the last day the optionee served as a director.

          (g) Nontransferability. Each option by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death, and each option by its terms shall be exercisable during the optionee's lifetime only by the optionee.

          (h) Exercise of Options. Options may be exercised upon payment of cash or shares of Common Stock of the Company in accordance with paragraph 6(a)(v).

                       HOLLYWOOD ENTERTAINMENT CORPORATION

              25600 SW Parkway Center Drive, Wilsonville, OR 97070

                      THIS PROXY IS SOLICITED ON BEHALF OF
                        THE COMPANY'S BOARD OF DIRECTORS

     The undersigned holder of Common Stock of Hollywood Entertainment Corporation, an Oregon corporation (the "Company"), hereby appoints Mark J. Wattles and Donald J. Ekman, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for this undersigned and to vote, as designated below, all of the shares of stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held Wednesday, May 28, 1997, at 9:00 a.m., Pacific time, at the Sweetbrier Inn, 7125 SW Nyberg Road, Tualatin, OR, and at any adjournment(s) or postponement(s) thereof.

     The Board of Directors unanimously recommends a vote FOR the election of all the director nominees listed on proposal (1) below.

1.   Election of Mark J. Wattles,     [ ] VOTE FOR all nominees listed        [ ] VOTE WITHHELD from all
     James N. Cutler, Jr.,                above, except vote withheld             nominees.
     Donald J. Ekman, and                 from the following nominee(s)
     Richard A. Galanti                   (if any).
     as directors of the
     Company.

                         ______________________________

2. Amendment of the 1993 Stock Incentive Plan to increase the number of shares reserved for issuance from 5,200,000 to 10,000,000, to change per-employee limits on grants and to make certain technical changes.

     [ ] FOR                 [ ] AGAINST                     [ ] ABSTAIN

3. Upon such other matters as may properly come before the Annual Meeting and any adjournments thereof.

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, and any adjournment or postponements thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL (1) ABOVE AND "FOR" PROPOSAL (2) ABOVE.

                               (See reverse side)

                           (Continued from other side)

     The undersigned hereby acknowledges receipt of (i) of the Notice of Annual Meeting, (ii) the Proxy Statement, and (iii) the Company's 1996 Annual Report on Form 10-K.

                                  Dated: _________________________________, 1997

                                  ______________________________________________
                                                   Signature

                                  ______________________________________________
                                          (Signature if held Jointly)

                                  IMPORTANT: Please sign exactly as your name appears hereon and mail in promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

                 PLEASE MARK, SIGN, AND DATE THIS PROXY CARD AND
                    PROMPTLY RETURN IN THE ENVELOPE PROVIDED.
              NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.